CONTRATO DE OPERACIÓN DE ACTIVOS

1.

MANUEL DE JESUS HERNANDEZ TOVAR (en adelante denominado “EL PROMITENTE”) actuando por su propio derecho, mexicano, mayor de edad, domiciliado en Calle Teodoro Mariscal No. 914, Fraccionamiento Estadio, C.P. 82140, Mazatlán, Sinaloa, soltero, legalmente hábil y capacitado para contratar y ser titular de concesiones mineras, e inscrito en el Registro Federal de Contribuyente (RFC) bajo la clave HETM531219N15.

por una parte, y por la otra,

2.

REAL DE PLATA RESOURCES, S.A. DE C.V. (en adelante denominada “LA BENEFICIARIA”), sociedad minera constituida conforme a las leyes de los Estados Unidos Mexicanos, constituida mediante escritura pública número 4,078 pasada ante fe del Notario Público número 4 de la ciudad de Guadalajara, Jalisco, en fecha 8 de noviembre de 2007, legalmente capacitada para ser titular de concesiones mineras y para celebrar todo tipo de contratos relacionados con dichas concesiones mineras, representada en este acto por su apoderado, el Sr. PHILIP DENIS DE SOUZA, cuya representación deriva del poder que le fue otorgado mediante escritura pública número 4,190 pasada ante fe del Notario Público número 4 de la ciudad de Guadalajara, Jalisco, en fecha 14 de enero de 2008.

Cada uno de EL PROMITENTE y LA BENEFICIARIA son en adelante individualmente denominados una “Parte” y conjuntamente denominados las “Partes”,

Los términos en mayúsculas o con su primera letra en mayúsculas que se utilicen en este Contrato y que no están definidos en el mismo tendrán el significado que se les asigna a los mismos en el Contrato de Exploración (según este último término está definido más adelante en los considerandos).

CONSIDERANDO

A)

Que, en esta misma fecha, EL PROMITENTE y LA BENEFICIARIA han celebrado un Contrato de Exploración y Promesa Unilateral de Venta respecto a las CONCESIONES (en adelante denominado el “Contrato de Exploración”) y un Contrato de Cesión de Derechos Mineros respecto a las concesiones mineras denominadas El Magistral Título 232138, Amp. Arroyo Verde Título 232137, Los Panales Título 232018, El Cerro Prieto 2 Título 232139, Metates Título 232100 y Metates 2 Título 232127 (en adelante denominado “Contrato de Cesión”) en virtud del cual las Partes han acordado el otorgamiento por parte de EL PROMITENTE a LA BENEFICIARIA de: (i) el derecho a explorar y explotar LAS CONCESIONES; (ii) la opción de comprar todas o algunas de las concesiones mineras que amparan o en el futuro amparen a LAS CONCESIONES, así como cualesquiera otras concesiones mineras ubicadas dentro del Área de Interés, respecto de las cuales EL PROMITENTE llegue a adquirir derechos; (iii) la opción de comprar todos o algunos de LOS ACTIVOS; y (iv) la opción de comprar todos o algunos de LOS TERRENOS; todo ello de conformidad con los términos y condiciones establecidos en dicho Contrato de Exploración;

B)

Que, de acuerdo con la Cláusula Décima Quinta del Contrato de Exploración, EL PROMITENTE, dentro de las limitaciones en el tiempo indicadas en esa Cláusula, utilizará y operará directamente LOS ACTIVOS bajo los términos y condiciones acordados en el Contrato de Exploración y en este contrato de operación de activos;

En virtud de lo declarado por las Partes en los considerandos expuestos, las Partes por este medio otorgan el presente contrato de operación de activos (en adelante denominado el “Contrato”), contenido en las cláusulas siguientes:

C L A U S U L A S

PRIMERA. Utilización, Operación y Mantenimiento de LOS ACTIVOS

Las Partes acuerdan que, dentro de las limitaciones en el tiempo indicadas más adelante en esta Cláusula, EL PROMITENTE será el operador de LOS ACTIVOS y que dicha operación: (i) se llevará a cabo bajo los términos y condiciones establecidos en este Contrato; (ii) sólo incluirá el procesamiento y beneficio de los minerales expresamente señalados en la Cláusula Segunda de este Contrato o expresamente acordados por las Partes durante la vigencia de este Contrato; y (iii) distribuirá sus beneficios entre las Partes de acuerdo a lo previsto en este Contrato.

EL PROMITENTE utilizará, operará y dará mantenimiento a LOS ACTIVOS y cumplirá todas sus otras obligaciones conforme a este Contrato, en forma eficiente, diligente y prudente, de conformidad con las leyes que sean aplicables, incluyendo sin limitarse a ello las Regulaciones de Seguridad de Canadá (Canadian Safety Regulations) (en caso que se determine que éstas son más exigentes que los estándares bajo las normas de Mexico), sus manuales y normas de operación y sus capacidades instaladas, y los lineamentos acordados mutuamente y por escrito entre las Partes.

En caso que se produzca un conflicto entre alguno de los parámetros indicados en el párrafo anterior, prevalecerá el parámetro que sea más exigente para EL PROMITENTE, en el entendido de que en ningún caso EL PROMITENTE será obligado a cumplir con un parámetro si dicho cumplimiento resulta en una violación de las leyes mexicanas que resulten aplicables.

SEGUNDA. Obligaciones de EL PROMITENTE

A los fines de utilizar y operar LOS ACTIVOS de conformidad con lo indicado en la Cláusula Primera de este Contrato, EL PROMITENTE estará obligado, a su propio costo,  a:

a)

Procesar o beneficiar a través de LOS ACTIVOS únicamente los siguientes minerales: (i) minerales extraídos antes de la entrada en vigencia de este Contrato por EL PROMITENTE de LAS CONCESIONES; (ii) minerales extraídos por LA BENEFICIARIA de LAS CONCESIONES y/o, de las concesiones mineras cedidas en el Contrato de Cesión; y (iii) cualquier mineral que le sea suministrado por LA BENEFICIARIA y que haya sido extraído por ella de LAS CONCESIONES y/o, de las concesiones mineras cedidas en el Contrato de Cesión, independientemente del tipo de mineral y de sus características y especificaciones técnicas, con el fin de hacer ensayos y pruebas a dicho mineral (bulk testing) para determinar la calidad, tenor (ley del mineral), metalurgia, recuperación y otras características de la mineralización de alguna zona de exploración. En este respecto, EL PROMITENTE sólo podrá procesar y beneficiar a través de LOS ACTIVOS, durante el período de tiempo de su uso y operación de los mismos, minerales distintos de los descritos en los puntos (i), (ii) y (iii) de este literal a), mediante el consentimiento mutuo, previo y por escrito de ambas Partes. A los fines de procesar y beneficiar los minerales que califiquen bajo el punto (iii) de este párrafo, LA BENEFICIARIA deberá suministrar a EL PROMITENTE una notificación previa con al menos siete (7) días naturales de anticipación a la fecha de procesamiento y beneficio. Una vez recibida dicha notificación, EL PROMITENTE realizará todos los actos, incluyendo sin limitación la limpieza total y cualesquiera otros actos preliminares, para asegurar que LOS ACTIVOS están listos para recibir y para procesar y beneficiar tales minerales bajo condiciones apropiadas.

b)

Operar LOS ACTIVOS conforme a las mejores prácticas de la industria, de manera eficiente y a costos razonables que permitan un retorno razonable de dicha operación.

c)

Financiar a su propio costo y riesgo las inversiones de capital y de capital de trabajo necesarias para la operación eficiente de LOS ACTIVOS.

d)

Realizar todos los actos y tomar todas las medidas que sean necesarias o convenientes para mantener LOS ACTIVOS en operación y/o para procesar los minerales que se indican en el literal a) anterior, incluyendo sin limitarse a ello el pago oportuno de los servicios de electricidad y otros servicios públicos relacionados con LOS ACTIVOS y la limpieza y demás actos preparatorios que sean necesarios o requeridos para procesar y beneficiar los minerales anteriormente indicados en el literal a).

e)

Dar mantenimiento técnico a LOS ACTIVOS de forma de mantener su nivel de operatividad, de confiabilidad, de disponibilidad y de eficiencia; todo ello a su propio costo.

f)

Impedir que personas no autorizadas tengan acceso a LOS ACTIVOS y limitar las personas autorizadas para tener dicho acceso a los trabajadores de EL PROMITENTE, los trabajadores de los contratistas y representantes de EL PROMITENTE, y el inspector y cualquier otro representante autorizado de LA BENEFICIARIA.

g)

Mantener LOS ACTIVOS libres de derechos reales de garantía, cargas o gravámenes o derechos de terceros de cualquier naturaleza, salvo por aquéllos que creados de conformidad con el Contrato de Exploración.

h)

Notificar a LA BENEFICIARIA con prontitud y por escrito sobre cualquier paralización, incluyendo cualquier paralización parcial, de la operación de LOS ACTIVOS. Dicha notificación deberá establecer el tiempo estimado de paralización y sus causas.

i)

Suministrar la siguiente información, tan pronto como sea posible después de que tenga conocimiento de ella: (i) cualquier litigio, reclamo, disputa o acción significativa, que haya sido iniciada o que sea inminente, con respecto a LOS ACTIVOS o a la utilización u operación de los mismos, incluyendo el presunto incumplimiento de cualquier ley o norma ambiental; (ii) cualquier reclamo ambiental y/o responsabilidad de recuperación ambiental en que hubiese podido razonablemente incurrir con respecto a LOS ACTIVOS o a la utilización u operación de los mismos; (iii) cualquier negativa o inminente negativa por parte de las autoridades gubernamentales competentes a otorgar, renovar o prorrogar alguna Autorización Gubernamental (según este término está definido más adelante en la Cláusula Novena de este Contrato), o cualquier acción que esté pendiente o que sea inminente para revocar o que pueda afectar el otorgamiento, renovación o prórroga de alguna Autorización Gubernamental (según este término está definido más adelante en la Cláusula Novena de este Contrato) con respecto a LOS ACTIVOS o a la utilización u operación de los mismos; y (iv) cualquier otra información que EL PROMITENTE considere significativa o que LA BENEFICIARIA le haya solicitado razonablemente.

TERCERA. Reportes de Operación

EL PROMITENTE deberá preparar y suministrar por escrito a LA BENEFICIARIA dentro de los primeros siete (7) días de cada mes calendario un reporte mensual de operaciones de LOS ACTIVOS (en lo adelante cada uno denominado un “Reporte de Operación”) relativo al mes calendario inmediatamente anterior. Dicho Reporte de Operación contendrá, al menos, detalles sobre:

a)

Todas las actividades significativas de utilización, operación y mantenimiento realizadas, indicando específicamente cualquier razón inesperada o inusual para ello, así como todas las actividades significativas de utilización, operación y mantenimiento contemplados para el mes siguiente;

b)

El volumen diario, tipo y características y especificaciones técnicas del mineral procesado y beneficiado, así como del volumen, ley y precio realizado del mineral recuperado;

c)

Los usos diarios de elementos químicos utilizados en LOS ACTVOS, detallando las concentraciones por unidad de volumen de los materiales de alimentación;

d)

Detalle de los costos de operación y administración, así como de las inversiones de capital realizadas;

e)

Datos sobre seguridad y accidentes; y

f)

Cualquier otra información que EL PROMITENTE considere significativa o que LA BENEFICIARIA le haya solicitado razonablemente.

CUARTA.  Registros de Operación

EL PROMITENTE conservará por un período de tiempo razonable (tomando en cuenta las leyes que sean aplicables y las prácticas usuales y prudentes de la industria minera), que en ningún caso será inferior a cinco (5) años, registros de todas las transacciones, operaciones y mantenimiento relacionados con LOS ACTIVOS.

EL PROMITENTE pondrá dichos registros a disposición de LA BENEFICIARIA y del inspector y cualquier otro representante autorizado de LA BENEFICIARIA, para su inspección y auditoría, a horas razonables durante horas normales de trabajo y previa notificación con un tiempo de anticipación razonable y por escrito de LA BENEFICIARIA.

QUINTA. Mantenimiento

EL PROMITENTE prestará mantenimiento constante a LOS ACTIVOS de forma que mantengan su nivel actual de operatividad y utilización. En este respecto, EL PROMITENTE queda obligado a mantener LOS ACTIVOS en buenas condiciones y en buen estado de funcionamiento (salvo por el desgaste normal) de conformidad con las leyes que sean aplicables, los manuales, normas de operación y capacidades instaladas de LOS ACTIVOS, y cualesquiera otros lineamientos acordados por escrito entre las Partes.

SEXTA. Inspector de LA BENEFICIARIA

LA BENEFICIARIA podrá designar, sustituir y/o remover a un inspector, el cual ejercerá las funciones de inspección, auditoría e investigación de cualquier índole en representación de LA BENEFICIARIA sobre las actividades de utilización, operación y mantenimiento, y tendrá acceso libre e ilimitado al sitio físico de LOS ACTIVOS y, de acuerdo a lo previsto en la Cláusula Cuarta de este Contrato, a los registros de operación. LA BENEFICIARIA comunicará por escrito a EL PROMITENTE el nombre y demás datos de identificación de dicho inspector, así como los detalles relacionados con cualquier sustitución o remoción.

EL PROMITENTE, a requerimiento razonable del inspector, le suministrará la información que éste solicite por escrito sobre los pormenores de operación, costos, resultados, administración, contingencias y otros referentes a la operación de LOS ACTIVOS.

SÉPTIMA.

Participación de las Partes en los Resultados  de la Operación

EL PROMITENTE operará LOS ACTIVOS a su propia cuenta, costo y riesgo. En caso en que la operación arroje pérdidas, estas serán asumidas íntegramente por EL PROMITENTE, sin que éste tenga recurso alguno contra LA BENEFICIARIA o LOS ACTIVOS para la recuperación de las mismas.

Las Partes reconocen y acuerdan que LA BENEFICIARIA recibirá una participación del veinte por ciento (20%) de las ganancias netas antes de impuestos derivadas de la venta de los minerales recuperados del material procesado o beneficiado a través de LOS ACTIVOS, luego de deducir los costos a que se refiere la Cláusula Décima Primera de este Contrato, derivadas de las actividades de utilización y operación de LOS ACTIVOS. A los fines de determinar dicha ganancia neta, se deducirán igualmente las pérdidas operativas de hasta un máximo de dos ejercicios anuales inmediatamente anteriores. Además, se deducirá el monto de cualquier inversión de capital realizada en LOS ACTIVOS, siempre y cuando las mismas hayan sido aprobadas previamente y por escrito por LA BENEFICIARIA.

OCTAVA. Responsabilidad Civil y Laboral

EL PROMITENTE será el único responsable por la contratación, sustitución y remoción de trabajadores, contratistas y otros representantes que sean necesarios o convenientes para la utilización, operación y mantenimiento de LOS ACTIVOS, y será responsable, y defenderá y mantendrá indemne a LA BENEFICIARIA, por todos los daños, perjuicios, reclamos, demandas y procedimientos administrativos o judiciales que se originen de las lesiones o muerte o de daños a la propiedad de tales trabajadores de EL PROMITENTE y/o de los trabajadores de tales contratistas y representantes de EL PROMITENTE.

EL PROMITENTE será el único responsable por el cumplimiento de todas las obligaciones relacionadas con los trabajadores y contratistas a través de los cuales se operen o se preste mantenimiento a LOS ACTIVOS, incluyendo sin limitarse a ello las obligaciones establecidas en las leyes laborales, tributarias, de seguridad, higiene y medio ambiente laboral que sean aplicables y en cualquier contrato colectivo de trabajo u otros contratos de trabajo aplicables, y cualquier otra ley, reglamento u otra norma relativa a las relaciones entre patronos y trabajadores.

EL PROMITENTE será el único responsable de cualquier daño o perjuicio a terceros, así como de cualquier sanción administrativa o judicial derivada de la operación de LOS ACTIVOS, incluyendo demandas por daños y perjuicios, daños ambientales, reparos fiscales, etc.

EL PROMITENTE mantendrá indemne a LA BENEFICIARIA de cualquier consecuencia dañosa para LA BENEFICIARIA o para LOS ACTIVOS derivada de cualquier reclamo laboral o de terceros, decisiones administrativas o judiciales, etc., incluyendo la indemnización a LA BENEFICIARIA por costos de defensa, administrativos, judiciales, contables, legales o de cualquier otra naturaleza.

NOVENA. Autorizaciones Gubernamentales

EL PROMITENTE solicitará, obtendrá, renovará oportunamente y mantendrá en vigencia todas las autorizaciones, consentimientos, aprobaciones, licencias, concesiones, dictámenes, permisos, certificaciones, exenciones, exoneraciones o registros de o ante cualquier autoridad gubernamental competente (en adelante conjuntamente denominados las “Autorizaciones Gubernamentales”) que sean necesarias o convenientes para la utilización, operación y mantenimiento de LOS ACTIVOS, y mantendrá a LA BENEFICIARIA razonablemente informada y por escrito del estado de dichas Autorizaciones Gubernamentales y de cualquier hecho, notificación o procedimiento que pueda afectar adversamente el estado de las mismas.

DÉCIMA. Responsabilidad en General

EL PROMITENTE será el único responsable por todas las obligaciones de naturaleza civil, mercantil, ambiental, fiscal y/o regulatoria relacionadas con la utilización, operación y/o mantenimiento de LOS ACTIVOS, así como por los daños y perjuicios, costos y demás consecuencias derivados del incumplimiento de tales obligaciones, y defenderá y mantendrá indemne a LA BENEFICIARIA por todos los daños, perjuicios, reclamos, demandas y procedimientos administrativos o judiciales de naturaleza civil, mercantil, ambiental, fiscal y/o regulatoria que sean atribuibles a dicha utilización, operación y/o mantenimiento de LOS ACTIVOS.

DÉCIMA PRIMERA. Costos de Utilización, Operación y Mantenimiento de LOS ACTIVOS

Todos los costos, gastos, obligaciones y responsabilidades de cualquier clase o índole gastados o incurridos relacionados con la utilización, operación y/o mantenimiento de LOS ACTIVOS, así como todos los impuestos, regalías, tasas, cargas, derechos y contribuciones de cualquier clase o índole relacionados con LOS ACTIVOS y/o con su utilización, operación o mantenimiento, serán por cuenta única y exclusiva de EL PROMITENTE.

DÉCIMA SEGUNDA. Aseveraciones y Garantías

A los fines de este Contrato, cada una de las Partes da a la otra Parte las mismas aseveraciones y garantías que cada una de ellas da, según sea aplicable, en la Cláusula Décima Cuarta del Contrato de Exploración, y entiende que dicha otra Parte suscribe este Contrato asumiendo la veracidad y exactitud de tales aseveraciones y garantías.

DÉCIMA TERCERA. Incumplimiento

El incumplimiento de una Parte con las obligaciones contraídas en este Contrato dará derecho a la otra Parte a solicitar el inmediato cumplimiento de las obligaciones incumplidas, para tal objeto, deberá pedir por escrito a la Parte incumplida dar cumplimiento a dichas obligaciones y, si después de treinta (30) días de la fecha en que se hubiera entregado su solicitud, el incumplimiento subsiste y no se han realizado esfuerzos razonables para remediar dicho incumplimiento, entonces la Parte afectada tendrá derecho, a su elección, de demandar judicialmente el cumplimiento forzoso de las obligaciones incumplidas o de dar por terminado este Contrato y/o el Contrato de Exploración, teniendo además derecho a solicitar el pago de daños y perjuicios.

En el caso particular de que dicho incumplimiento, a criterio razonable de LA BENEFICIARIA, se trate de una violación por parte de EL PROMITENTE de sus obligaciones de naturaleza ambiental, fiscal y/o regulatoria, LA BENEFICIARIA tendrá el derecho de requerir por escrito, en cuyo caso EL PROMITENTE se obliga a ello, la suspensión inmediata de la utilización, operación y/o mantenimiento de LOS ACTIVOS hasta tanto dicha violación sea remediada a satisfacción razonable de LA BENEFICIARIA o hasta tanto LA BENEFICIARIA le comunique por escrito su decisión de que se reinicie dicha  utilización, operación y/o mantenimiento de LOS ACTIVOS.

DÉCIMA CUARTA. Caso Fortuito y Fuerza Mayor

No se considerará que las Partes han incurrido en incumplimiento cuando dejen de cumplir con las obligaciones contraídas por ellas en este Contrato por caso fortuito o fuerza mayor.

Se considerarán como caso fortuito o fuerza mayor, de una manera enunciativa pero no limitativa, los siguientes acontecimientos: terremotos, incendios, inundaciones, derrumbes, explosiones, epidemias, disturbios civiles, disturbios laborales, huelgas, motines, rebeliones, guerras, revoluciones, oposiciones o disturbios ocasionados por comunidades sean rurales, ejidales o de otra naturaleza, así como actos u omisiones de cualquier autoridad y, en general, cualquier otro hecho o acto totalmente ajeno a la voluntad de las Partes y fuera de su control, que les impida cumplir con sus obligaciones.

Los acontecimientos citados serán considerados como caso fortuito o fuerza mayor, según sea el caso, si por el hecho de presentarse se impide o retrasa, total o parcialmente, el cumplimiento de las obligaciones de una Parte, siempre que dicho acontecimiento no se hubiera provocado por acción u omisión imputable a esa misma Parte.

Si el caso fortuito o la fuerza mayor se mantienen por más de treinta (30) días naturales, la vigencia de este Contrato se extenderá por un plazo igual al de la duración del caso fortuito o la fuerza mayor, en forma consistente.

La otra Parte tendrá derecho de dar por terminado este Contrato, si después de transcurridos seis (6) meses de la fecha en que se hubiera ocurrido dicho caso fortuito o fuerza mayor, ésta subsistiere y no se hubieren realizado esfuerzos razonables para remediarla en caso de ser ello posible.

DÉCIMA QUINTA.

Duración y Terminación

Este Contrato se mantendrá en vigencia: (a) por el tiempo que EL PROMITENTE tenga disponible de forma inmediata, para su procesamiento y beneficio a través de LOS ACTIVOS, minerales que califiquen bajo el punto a)(i) de la Cláusula Segunda de este Contrato; o (b) por el mismo término de vigencia del Contrato de Exploración; lo que ocurra primero en el tiempo, salvo que las Partes acuerden algo distinto de mutuo acuerdo.

Al momento que ocurra el primero en el tiempo de los acontecimientos indicados en el párrafo anterior: (a) EL PROMITENTE no tendrá derecho para usar u operar LOS ACTIVOS; (b) este Contrato se terminará automáticamente; y (c) en el caso de que ocurra el acontecimiento (a) del párrafo anterior, LA BENEFICIARIA usará y operará LOS ACTIVOS libremente para cualquier y para todos los fines del Contrato de Exploración.

DÉCIMA SEXTA. Contrato Total

El presente Contrato refleja el acuerdo total de las Partes respecto de su objeto (es decir, respecto de la utilización, operación y mantenimiento de LOS ACTIVOS por parte de EL PROMITENTE), por lo que, salvo por el Contrato de Exploración y el Contrato de Cesión, el mismo cancela y deja sin efecto cualquier contrato, convenio o carta de intención que hubieren celebrado con anterioridad al mismo respecto del mismo objeto.

Este Contrato obligará en todos sus términos y condiciones a los herederos, legatarios, causahabientes y cesionarios de las Partes.

Las Partes convienen en ratificar el presente Contrato ante Notario Público.

DÉCIMA SÉPTIMA. Honorarios, Derechos, Impuestos y Gastos

Todos los honorarios notariales, gastos notariales y derechos de inscripción que se originen por el otorgamiento y celebración del presente Contrato serán pagados por LA BENEFICIARIA, pero no así los honorarios legales y gastos en que incurra cada Parte por la celebración de este Contrato, los cuales serán pagados por la Parte que corresponda, ni los impuestos que se causen sobre los ingresos que obtenga EL PROMITENTE, los que serán pagados por éste.

DÉCIMA OCTAVA. Leyes Aplicables y Jurisdicción

Este Contrato, que se celebra en términos del artículo 78 del Código de Comercio, es de naturaleza mercantil, por lo que, para todo lo no expresamente estipulado en el presente Contrato y para la interpretación y cumplimiento del mismo, las Partes se someten a las disposiciones legales aplicables en la República Mexicana, especialmente a las de la Ley Minera, su Reglamento, la Ley Federal de Derechos, el Código de Comercio y el Código Civil Federal.

Todas las desavenencias que deriven, resulten, o se relacionen con este Contrato serán resueltas definitivamente en arbitraje, de acuerdo con el Reglamento de Arbitraje de la Cámara Internacional de Comercio (International Chamber of Commerce), por uno o tres árbitros que sean nombrados conforme a dicho Reglamento.

Las leyes aplicables al fondo del asunto serán las mencionadas en el primer párrafo de esta Cláusula y cualesquiera otras disposiciones legales que resulten aplicables en los Estados Unidos Mexicanos. La sede del arbitraje será la Ciudad de México, Distrito Federal, y el idioma en que se llevará el arbitraje será el español. El laudo que emita el Tribunal Arbitral será final y definitivo, por lo que las Partes renuncian expresamente a promover ulterior recurso en contra del mismo.

DÉCIMA NOVENA. Avisos y Notificaciones

A todos los efectos de este Contrato, las Partes se comunicarán por escrito. Dichas comunicaciones podrán ser realizadas mediante su entrega, con acuse de recibo, a la dirección física de cualquiera de ellas; o mediante telefax con confirmación de recibo por esa misma vía; o mediante correo electrónico con confirmación de recibo por esa misma vía. A tales efectos, las Partes establecen sus datos de contacto para sus notificaciones como sigue:

EL PROMITENTE

MANUEL DE JESUS HERNÁNDEZ TOVAR

Calle Teodoro Mariscal No. 914,

Fraccionamiento Estadio,

C.P. 82140, Mazatlán, Sinaloa

Correo electrónico:

manuelhernandextovar@hotmail.com

Tel/Fax:  669 983 34 34

LA BENEFICIARIA

REAL DE PLATA RESOURCES, S.A. DE C.V.

Av. Vallarta No. 71

Col. Villa Fontana

Hermosillo, Sonora

C.P. 83125

Tel/Fax:__________

Atención: Representante Legal

Cualquier cambio en los domicilios arriba mencionados deberá ser notificado por una Parte a la otra y sólo tendrá validez luego de realizada y recibida dicha notificación. Si una Parte omite informar por escrito a la otra de su cambio de domicilio, todas las notificaciones que se hagan en el último domicilio que dicha Parte hubiese designado por escrito, se considerarán plenamente válidas y surtirán todos sus efectos.

VIGÉSIMA. Cesión

EL PROMITENTE autoriza desde ahora y expresamente a LA BENEFICIARIA a ceder a cualquier tercero, sin necesidad del consentimiento de EL PROMITENTE, los derechos y las obligaciones que de este Contrato derivan a favor y a cargo de LA BENEFICIARIA; lo anterior siempre que: (i) en el documento en que conste dicha cesión de derechos y obligaciones, conste la aceptación expresa del cesionario de subrogarse en el goce de todos los derechos y en el cumplimiento de todas las obligaciones que por virtud de este Contrato adquiere LA BENEFICIARIA; y, (ii) con posterioridad a la celebración de dicho contrato, se dé aviso por escrito a EL PROMITENTE, informando los datos del tercero que adquirió la totalidad de los derechos y las obligaciones derivados del Contrato contenido en este documento.

VIGÉSIMA PRIMERA. Idiomas

Las Partes reconocen que este Contrato ha sido suscrito tanto en el idioma castellano como en el idioma inglés, y acuerdan para todos los fines legales a que haya lugar, que la versión suscrita en idioma castellano será la versión prevaleciente y que la versión en idioma inglés será considerada únicamente como una traducción de la versión en idioma castellano.

El presente Contrato se firma por triplicado, uno para cada una de las Partes, uno para fines notariales, y una vez leído lo ratifican en todos sus términos y firman para debida constancia, EL PROMITENTE y LA BENEFICIARIA la ciudad de Mazatlán, Sinaloa, México, el día 26 de Agosto de 2010.

EL PROMITENTE

/s/ Manuel De Jesus Hernandez Tovar

MANUEL DE JESUS HERNANDEZ TOVAR

LA BENEFICIARIA

/s/ Philip Denis De Souza

REAL DE PLATA RESOURCES, S.A. DE C.V.

Representada por el

             Sr. PHILIP DENIS DE SOUZA

ASSET OPERATION CONTRACT

1.

MANUEL DE JESUS HERNANDEZ TOVAR (hereinafter called “THE OPTIONOR”) acting on his own right, Mexican, of legal age, domiciled in Calle Teodoro Mariscal No. 914, Fraccionamiento Estadio, Zip Code 82140, Mazatlan, Sinaloa, single, and legally able to contract and hold mining concessions, and registered with the Federal Taxpayer Registry (FTR) under the code HETM531219n15 as one party, and as the other party,

2.

REAL DE PLATA RESOURCES, S.A. DE C.V. (hereinafter called “THE OPTIONEE”), a mining company incorporated pursuant to the laws of the United States of Mexico, incorporated through public writ number 4,078 passed under the certification of the Notary Public number 4 of the City of Guadalajara, Jalisco, on November 8, 2007, legally able to hold mining concessions and to celebrate  all types of contracts related to such mining concessions, represented herein by its attorney-in-fact, Mr. PHILIP DENIS DE SOUZA, whose representation arises from the power-of-attorney granted through public writ number 4,190 passed under the certification of the Notary Public number 4 of the City of Guadalajara, Jalisco, on January 14, 2008.

Each of THE OPTIONOR and THE OPTIONEE are hereinafter individually referred to as a “Party” and jointly referred to as the “Parties”.

Fully capitalized terms or with their initial letter in capitals used in this Contract and not defined herein shall have the meaning assigned to the same in the Exploration Contract (as this latter term is defined below in the whereas).

WHEREAS

A)

On this same date, THE OPTIONOR and THE OPTIONEE have entered into an exploration contract and unilateral promise of sale from the THE CONCESSIONS (hereinafter called the “Exploration Contract”) and an assignment rights agreement from the mining concessions  El Magistral Título 232138, Amp. Arroyo Verde Título 232137, Los Panales Título 232018, El Cerro Prieto 2 Título 232139, Metates Título 232100 y Metates 2 Título 232127 (hereinafter called the “Assignment Contract”) by virtue of which the Parties have agreed on the granting by THE OPTIONOR to THE OPTIONEE of (i) the right to explore and exploit THE CONCESSIONS; (ii) the option to purchase all or some of the mining concessions that cover or may cover in the future the CONCESSIONS, as well as any other mining concessions located inside the Area of Interest, on which THE OPTIONOR may acquire rights,; (iii) the option to purchase all or some of THE ASSETS; and (iv) the option to purchase all or some of THE LAND; all of the foregoing under the terms and conditions set forth in the mentioned Exploration Contract;

B)

In accordance with Clause Fifteenth of the Exploration Contract, THE OPTIONOR shall, within the time limitations indicated in that Clause, directly use and operate THE ASSETS under the terms and conditions agreed in the Exploration Contract and in this asset operation contract;

Based on the statements of the Parties in the preceding whereas, the Parties hereby enter into this asset operation contract (hereinafter called the “Contract”), which is comprised of the following clauses:

C L A U S E S

FIRST. Use, Operation and Maintenance of THE ASSETS

The Parties agree that, within the time limitations indicated below in this Clause, THE OPTIONOR shall be the operator of THE ASSETS and that such operation shall: (i) be performed under the terms and conditions established in this Contract; (ii) only include the processing and benefiting of the minerals expressly indicated in Clause Second of this Contract or expressly agreed by the Parties during the term of this Contract; and (iii) distribute its benefits between the Parties as provided in this Contract.

THE OPTIONOR shall use, operate and maintain THE ASSETS and comply with all the other obligations under this Contract in an efficient, diligent and prudent manner in accordance with the applicable laws, including without limitation the Canadian Safety Regulations (where these are seen to be more strict than standards under the rules of Mexico), their operating manuals and rules and their installed capacity, and the guidelines mutually agreed in writing between the Parties.

In the event of a conflict between any of the parameters specified in the previous paragraph, the parameter more demanding for THE OPTIONOR shall prevail, provided that in no event shall THE OPTIONOR be obliged to comply with a parameter if such compliance results in a violation of any applicable Mexican laws.

SECOND.

Obligations of THE OPTIONOR

For purposes of using and operating THE ASSETS in accordance with the provisions in Clause First of this Contract, THE OPTIONOR shall, at his own cost, be obliged to:

a)

Process and benefit through THE ASSETS only the following minerals: (i) minerals mined prior to the effectiveness of this Contract by THE OPTIONOR from THE CONCESSIONS; (ii) minerals mined by THE OPTIONEE from THE CONCESSIONS and/or, , from the mining concessions ceded in the Assignment Contract; and (iii) any mineral supplied by THE OPTIONEE and which has been mined by THE OPTIONEE from THE CONCESSIONS and/or, once granted, from the mining concessions ceded in the Assignment Contract, regardless of the type of mineral and its characteristics and technical specifications, to perform bulk testing on such mineral and determine its quality, grade (ley del mineral), metallurgy, recovery and other mineralization characteristics from a certain exploration area. In this regard, THE OPTIONOR may only process and benefit through THE ASSETS, during the period of time of his use and operation of THE ASSETS, minerals other than the ones described in items (i), (ii) and (iii) of this paragraph a), through mutual prior written consent of both Parties. For the purpose of processing and benefiting the minerals qualifying under item (iii) of this paragraph, THE OPTIONEE must provide THE OPTIONOR with a prior notice of at least seven (7) calendar days prior to the date of processing and benefiting. Upon receipt of such notice, THE OPTIONOR shall perform all actions, including but not limited to the total clean-up and other preliminary acts, to ensure that THE ASSETS are ready to receive and process and benefit those minerals under appropriate conditions.

b)

Operate THE ASSETS in accordance with the best practices of the industry, efficiently and with reasonable costs that allow a reasonable return from the operation.

c)

Finance at its own cost and risk the capital and working capital investments necessary for the efficient operation of THE ASSETS.

d)

Perform all acts and take all the steps necessary or convenient to maintain THE ASSETS in operation and/or to process the minerals specified in the previous item a) including, without limitation, timely payment of electric power and other public utilities related to THE ASSETS and clean-up and other preliminary actions necessary or required to process and benefit the minerals specified in item a).

e)

Provide technical maintenance to THE ASSETS in order to keep their current level of operation, reliability, availability and efficiency; all of the foregoing at his own cost;

f)

Prevent non-authorized persons from having access to THE ASSETS and limit the persons authorized to have such access to the workers of THE OPTIONOR, the workers of the contractors and representatives of THE OPTIONOR, and the inspector and any other authorized representative of THE OPTIONEE.

g)

Maintain THE ASSETS free from security interests, charges or encumbrances or third party rights of any nature, except for those created under the Exploration Contract.

h)

Notify THE OPTIONEE immediately and in writing about any standstill, including any partial standstill, of the operation of THE ASSETS. Such notice shall establish the estimated time of standstill and its causes.

i)

Provide the following information, as soon as possible after becoming aware of it: (i) any significant litigation, claim, dispute or action, already initiated or imminent, related to THE ASSETS or to the use or operation of the same, including the presumed non-compliance with any environmental law or rule; (ii) any environmental claim and/or environmental recovery liability in which THE OPTIONOR may have reasonably incurred with regard to THE ASSETS or the use or operation of the same; (iii) any refusal or imminent refusal by the competent governmental authorities to grant, renew or extend any Governmental Authorization (as this term is defined below in Clause Ninth of this Contract), or any action pending or imminent to revoke or that may affect the granting, renewal or extension of any Governmental Authorization (as this term is defined below in Clause Ninth of this Contract) related to THE ASSETS or to the use or operation of the same; and (iv) any other information that THE OPTIONOR considers material or that THE OPTIONEE has reasonably requested to THE OPTIONOR.

THIRD. Operation Reports

THE OPTIONOR shall prepare and provide in writing to THE OPTIONEE within the first seven (7) days of each calendar month, a monthly report of operations of THE ASSETS (each of them hereinafter called an “Operation Report”) for the immediately previous calendar month. Such Operation Report shall at least include details on:

a)

All significant activities of use, operation and maintenance carried out, specifically indicating any unexpected or unusual reason therefore, as well as all significant activities or use, operation and maintenance contemplated for the following month;

b)

Daily volume, type and characteristics and technical specifications of the processed and benefited mineral, as well as of the volume, grade and price of the recovered mineral;

c)

Daily usages of  all chemistry utilized in THE ASSETS, detailing concentrations per unit volume of feed materials;

d)

Detail of the operating and administration costs, as well as of the capital investments made;

e)

Data on safety and accidents; and

f)

Any other information that THE OPTIONOR considers  material or that THE OPTIONEE has reasonably requested to THE OPTIONOR.

FOURTH. Operation Records

THE OPTIONOR shall keep for a reasonable period of time (taking into account applicable laws and usual and prudent practices of the mining industry), which in no event shall be less than five (5) years, records of all transactions, operations and maintenance related to THE ASSETS.

THE OPTIONOR shall make such records available to THE OPTIONEE and to the inspector and any other authorized representative of THE OPTIONEE, for their inspection and auditing, at reasonable times during normal working hours and upon prior notice with reasonable advance time and in writing from THE OPTIONEE.

FIFTH. Maintenance

THE OPTIONOR shall provide ongoing maintenance to THE ASSETS in order for them to maintain their current level of operation and use. In this respect, THE OPTIONOR undertakes to maintain THE ASSETS in good operating condition (except for the normal wear and tear) in accordance with the applicable laws, the manuals, operating standards and installed capacities of THE ASSETS, and any other guidelines agreed in writing between the Parties.

SIXTH. Inspector of THE OPTIONEE

THE OPTIONEE may designate, change and/or remove an inspector, who shall have the functions of inspection, auditing and investigation of any type on behalf of THE OPTIONEE over the activities of use, operation and maintenance, and who shall have free and unlimited access to the physical site of THE ASSETS and, in accordance with the provisions of Clause Fourth of this Contract, to the operation records. THE OPTIONEE shall notify THE OPTIONOR in writing the name and other identification data of such inspector, as well as the details related to any change or removal.

THE OPTIONOR shall, at the reasonable request of the inspector, provide the information that the inspector may request in writing about the details of operation, costs, results, administration, contingencies and other details related to the operation of THE ASSETS.

SEVENTH. Participation of the Parties in the Results of the Operation.

THE OPTIONOR shall operate THE ASSETS at its own account, cost and risk. If the operation results in losses, such losses shall be fully assumed by THE OPTIONOR, without the latter having any recourse against THE OPTIONEE or THE ASSETS for recovery of the same.

The Parties acknowledge and agree that THE OPTIONEE shall receive a twenty percent (20%) participation on the net returns, before tax payment, from the sale of the minerals recovered from the material processed and benefited through THE ASSETS, after deducting the costs to which Clause Eleventh of this Contract refers, arising from the activities of use and operation of THE ASSETS. In order to determine such net profit, the operation losses shall also be deducted up to a maximum of two immediately preceding fiscal years. In addition, the amount of any capital investment made on THE ASSETS shall be deducted, provided that they have been previously approved in writing by THE OPTIONEE.

EIGHTH. Civil and Labor Liability

THE OPTIONOR shall be solely responsible for hiring, changing or removing the workers, contractors and other representatives necessary or convenient for the use, operation and maintenance of THE ASSETS, and shall be responsible, defend and hold THE OPTIONEE harmless against all damages, nuisance, claims, lawsuits and administrative or judicial procedures resulting from injuries or death or damages to the property of such workers of THE OPTIONOR and/or the workers of such contractors and representatives of THE OPTIONOR.

THE OPTIONOR shall be solely responsible for compliance with all the obligations related to the workers and contractors through whom THE ASSETS are operated or maintained, including, without limitation, the obligations established in the applicable labor, tax, safety, health and labor workplace laws, and in any collective bargaining contract or other applicable employment contracts, and any other law, regulation or other rule on employer-worker relationships.

THE OPTIONOR shall be solely responsible for any damage or nuisance to third parties, as well as for any administrative or judicial penalties arising from the operation of THE ASSETS, including lawsuits for damages and nuisances, environmental damages, tax assessments, etc.

THE OPTIONOR shall hold THE OPTIONEE harmless against any damaging consequences for THE OPTIONEE or for THE ASSETS arising from any labor claim or third party claim, administrative or judicial decisions, etc., including indemnity to THE OPTIONEE for defense, administrative, judicial, accounting, legal or any other type of costs.

NINTH. Governmental Authorizations

THE OPTIONOR shall timely apply for, obtain, renew and maintain in force and effect all authorizations, consents, approvals, licenses, concessions, opinions, permits, certifications, exemptions or registrations from or with any competent governmental authority (hereinafter collectively called the “Governmental Authorizations”) necessary or convenient for the use, operation and maintenance of THE ASSETS, and shall maintain THE OPTIONEE reasonably informed and in writing of the status of such Governmental Authorizations and of any event, notice or procedure that may adversely affect the status of the same.

TENTH. General Liability

THE OPTIONOR shall be solely responsible for all civil, commercial, environmental, tax and/or regulatory obligations related to the use, operation and/or maintenance of THE ASSETS, as well as for the damages and nuisances, costs and other consequences arising from non-compliance with such obligations, and shall defend and hold THE OPTIONEE harmless against all damages, nuisances, claims, lawsuits and administrative or judicial procedures of a civil, commercial, environmental, tax and/or regulatory nature attributable to such use, operation and/or maintenance of THE ASSETS.

ELEVENTH. Costs of Use, Operation and Maintenance of THE ASSETS

All costs, expenses, obligations and liabilities of any class or type made or incurred in connection with the use, operation and/or maintenance of THE ASSETS, as well as all taxes, royalties, imposts, charges, duties and contributions of any class or type related to THE ASSETS and/or their use, operation or maintenance shall be for the sole and exclusive account of THE OPTIONOR.

TWELFTH. Representations and Warranties

For purposes of this Contract, each of the Parties make to the other Party the same representations and warranties that each of them made, as applicable, in Clause Fourteenth of the Exploration Contract, and understands that such other Party enters into this Contract assuming the veracity and accuracy of such representations and warranties.

THIRTEENTH. Non-Compliance

Non-compliance by a Party with the obligations assumed under this Contract shall entitle the other Party to request immediate compliance with the non-complied obligations; for this purpose, such Party shall request in writing to the non-complying Party compliance with such obligations and if, after elapsing thirty (30) days from the date of delivery of the request, the non-compliance persists and no reasonable efforts have been made to remedy such non-compliance, the affected Party shall be entitled, at his/its option, to judicially request the mandatory compliance of the non-complied obligations or to terminate this Contract and/or the Exploration Contract, being also entitled to request the payment of damages and nuisances.

In the particular case where the non-compliance, at the reasonable judgment of THE OPTIONEE, refers to a violation by THE OPTIONOR of his environmental, tax and/or regulatory obligations, THE OPTIONEE shall be entitled to request in writing, in which event THE OPTIONOR undertakes to do so, to immediately suspend the use, operation and/or maintenance of THE ASSETS until such violation is remedied to the reasonable satisfaction of THE OPTIONEE or until THE OPTIONEE notifies in writing its decision to resume such use, operation and/or maintenance of  THE ASSETS.

FOURTEENTH.

 Acts of God and Force Majeure

The Parties shall not be considered to have incurred in non-compliance when they fail to comply with the obligations assumed by them under this Contract due to acts of God or force majeure.

The following events, listed in an enunciative way and not in a restrictive way, shall be considered acts of God or force majeure: earthquakes, fires, flooding, landslides, explosions, epidemics, civil commotion, labor commotion, strikes, mutinies, rebellions, wars, revolutions, oppositions or commotions caused by rural communities, cooperative farming communities or of other nature, as well as acts or omissions of any authority and, in general, any other event or act completely outside of the will of the Parties and beyond their control, which prevents them from complying with their obligations.

The mentioned events shall be considered act of God or force majeure, as the case may be, whenever because of their occurrence they hinder or delay, totally or partially, the compliance with the obligations of a Party, provided that such event has not been caused by action or omission attributable to that same Party.

If the act of God or the force majeure last for more than thirty (30) calendar days, the effectiveness of this Contract shall be extended for a term equal to the duration of the act of God or force majeure, in a consistent manner.

The other Party shall be entitled to terminate this Contract if after six (6) months from the occurrence of such act of God or force majeure the event persists and no reasonable efforts have been made to remedy it, if possible.

FIFTEENTH. Term and Termination

This Contract shall remain effective: (a) for as long as THE OPTIONOR has readily available, for processing and benefiting through THE ASSETS, minerals qualifying under item a)(i) of Clause Second of this Contract; or (b) during the same term of effectiveness of the Exploration Contract; whichever occurs earlier in time, unless otherwise mutually agreed by the Parties.

Upon the occurrence of the earlier of the events indicated in the preceding paragraph: (a) THE OPTIONOR shall no longer be entitled to use or operate THE ASSETS; (b) this Contract shall be automatically terminated; and (c) in the case of the occurrence of event (a) of the preceding paragraph, THE OPTIONEE shall freely use and operate THE ASSETS for any and all purposes of the Exploration Contract.

SIXTEENTH. Entire Agreement

This Contract comprises the whole contract between the Parties with regard to its subject matter (that is, with regard to the use, operation and maintenance of THE ASSETS by THE OPTIONOR), and accordingly, leaves without effect, except for the Exploration Contract and the Assignment Agreement, any other contract, agreement or letter of intent previously entered into for the same subject matter.

All the terms and conditions of this Contract will also oblige the heirs, legatees, successors and assigns of the Parties.

The Parties agree to ratify this Contract before a Notary Public.

SEVENTEENTH. Fees, Duties, Taxes and Expenses

All notary fees and expenses, and registration duties resulting from the entering into and execution of this Contract shall be paid by THE OPTIONEE, but the legal fees and expenses incurred by each Party for entering into this Contract shall be paid by the pertinent Party and the taxes levied on the revenues obtained by THE OPTIONOR shall be paid by the latter.

EIGHTEENTH.

Governing Laws and Jurisdiction

This Contract, entered into under the terms of Article 78 of the Code of Commerce, is of a commercial nature, and accordingly, for everything not expressly set forth herein and the interpretation and performance of the same, the Parties submit themselves to the legal provisions applicable in the Republic of Mexico, in particular to the provisions of the Mining Law, its Regulations, the Federal Law on Rights, the Code of Commerce and the Federal Civil Code.

All disputes arising, resulting from or related to this Contract shall be finally resolved by arbitration pursuant to the Arbitration Regulations of the International Chamber of Commerce, by one or three arbitrators appointed in accordance with the mentioned Regulations.

The laws applicable to the subject matter shall be those mentioned in the first paragraph of this Clause and any other legal provisions that may be applicable in the United States of Mexico.  The seat of the arbitration shall be Mexico City, Federal District, and the language in which the arbitration will be conducted shall be Spanish. The award issued by the Arbitration Tribunal shall be final and absolute, and accordingly, the Parties expressly waive to file further recourse against such award.

NINETEENTH.

Notices and Communications

For all purposes of this Contract, the Parties shall communicate in writing. These notices may be delivered, with acknowledgment of receipt, to the physical address of any of them; or through telefax with acknowledgement or receipt by the same way; or by electronic mail with acknowledgment or receipt by the same way. For this purpose, the Parties provide the following contact data for their notices:

THE OPTIONOR

MANUEL DE JESUS HERNÁNDEZ TOVAR

Calle Teodoro Mariscal No. 914.

Fraccionamiento Estadio

C.P. 82140, Mazatlán, Sinaloa

E-mail:

manuelhernandextovar@hotmail.com

Tel/Fax:  669 983 34 34

THE OPTIONEE

REAL DE PLATA RESOURCES, S.A. DE C.V.

Av. Vallarta No. 71

Col. Villa Fontana

Hermosillo, Sonora

C.P. 83125

 Tel/Fax: (_   _) ____________

Atención: Representante Legal

Any change of the above-mentioned domiciles shall be notified by one Party to the other and shall only be valid after delivering and receiving such notice. If a Party omits to notify its change of domicile in writing to the other Party, all notices delivered to the last domicile designated in writing by such Party shall be deemed fully valid and have all legal force and effect.

TWENTIETH. Assignment

THE OPTIONOR does from now on expressly authorize THE OPTIONEE to assign to any third party, without the need of consent from THE OPTIONOR, the rights and obligations arising from this Contract in favor of and borne by THE OPTIONEE; the foregoing provided that: (i) the document evidencing the assignment of rights and obligations evidences the express acceptance of the assignee to subrogate itself in the enjoyment of all the rights and in the compliance with all the obligations acquired by THE OPTIONEE under this Contract; and, (ii) subsequently to entering into such contract, delivers a written notice THE OPTIONOR informing about the data of the third party who acquired all of the rights and obligations arising from the Contract comprised herein.

TWETY-FIRST. Languages

The Parties acknowledge that this Contract has been executed in both the Spanish language and the English language, and agree that, for all applicable legal purposes, the version executed in the Spanish language shall be the controlling version and that the version in the English language shall be deemed only as a translation of the Spanish version

This Contract is signed in three counterparts, one for each one of the parties, and one for notarial purposes, and once read, they ratify it in all of its terms for duly record, THE OPTIONOR and by THE OPTIONEE in the city of Mazatlán, Sinaloa, Mexico, the 26th day of August, of 2010.

THE OPTIONOR

/s/ Manuel De Jesus Hernandez Tovar

MANUEL DE JESUS HERNANDEZ TOVAR

THE OPTIONEE

/s/ Philip Denis De Souza

REAL DE PLATA RESOURCES, S.A. DE C.V.

Represented by PHILIP DENIS DE SOUZA